Exhibit 99.1

WILSHIRE STATE BANK SHAREHOLDERS APPROVE HOLDING COMPANY FORMATION;
WILSHIRE BANCORP TO TRADE AS WIBC ON NASDAQ

LOS ANGELES, CA - August 30, 2004 - Wilshire State Bank (Nasdaq: WSBK) announced today the completion of the formation of a holding company, Wilshire Bancorp, Inc. Shareholders voted to approve this change in corporate structure at its annual meeting on August 25, 2004. Wilshire State Bank is expected to cease trading, and Wilshire Bancorp is expected to begin trading on the Nasdaq National Market under the ticker WIBC, sometime during the week of August 30, 2004.

"The holding company structure will provide us with greater operating flexibility in dealing with the many recent changes in the banking industry, improve our ability to diversify, and enhance our ability to remain competitive with other companies in the financial service industry," Soo Bong Min, President and CEO. At the shareholder meeting, all 11 of the nominees to the Board of Directors of Wilshire State Bank were elected to serve as the Bank's Board members and will also serve as the Board of Directors of Wilshire Bancorp.

As a result of the reorganization, shareholders of Wilshire State Bank are now shareholders of Wilshire Bancorp, Inc. Each outstanding share of Wilshire State Bank common stock has been converted into one share of Wilshire Bancorp's common stock. Wilshire State Bank shareholders will receive written instructions from U.S. Stock Transfer Corporation, the transfer agent for Wilshire Bancorp, Inc., on how to exchange their Wilshire State Bank stock certificates. Until shares are exchanged, Wilshire State Bank stock certificates will, for all purposes, represent the same number of Wilshire Bancorp holding company shares.

In late December, Investor’s Business Daily ranked Wilshire at the top of the ‘Who’s Who Among Regional Banks’ list. In June 2004, Wilshire was added to the Russell 3000 index, and in July the company ranked #8 in the Top 200 Publicly Traded Banks by U.S. Banker, which listed community banks by their three-year average return on equity. Wilshire was also named one of Sandler O’Neill’s 2004 Bank and Thrift Sm-All Stars, which honored the top 30 performing small banks in the country.

Headquartered in Los Angeles, Wilshire State Bank has 12 full-service branch offices in Los Angeles County and Orange County, and six Loan Production Offices in San Jose, Seattle, Dallas, Oklahoma City, San Antonio and Las Vegas. The bank is an SBA preferred lender at all of its office locations, excluding the three newest LPOs. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The bank’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

Statements concerning future performance, events, expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, the ability to continue to grow Wilshire State Bank and the services it provides, the need for additional capital, the ability to successfully integrate new business lines, success of expansion efforts, the ability to continue to attract low-cost deposits, competition in the marketplace and general economic conditions. Additional information on these and other factors that could affect the Bank's financial results are included in filings by the Bank with the Securities Disclosure Division of the FDIC. Such forward-looking statements speak only as of the date of this release. The Bank expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Bank expectations or results or any change in events.